Exhibit 99.1
Item 6. Selected Financial Data.
     The selected financial data presented below for the years ended December 31, 2008, 2007 and 2006, and at December 31, 2008 and 2007, are derived from our audited consolidated financial statements included elsewhere in this Annual Report on Form 10-K. The selected financial data for the years ended December 31, 2005 and 2004, and at December 31, 2006, 2005 and 2004, are derived from our audited consolidated financial statements not included herein. The audited consolidated financial statements for the years ended December 31, 2005 and 2004 and at December 31, 2006, 2005 and 2004 have been reclassified for discontinued operations. The selected financial data presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with our consolidated financial statements and notes thereto included elsewhere in this Annual Report on Form 10-K.
Psychiatric Solutions, Inc.
Selected Financial Data
As of and for the Years Ended December 31,

	2008	2007	2006	2005	2004
	(In thousands, except per share amounts)
Income Statement Data:
Revenue	$1,703,865	$1,424,031	$992,484	$689,408	$447,391
Costs and expenses:
Salaries, wages and employee benefits	944,389	793,845	560,266	377,762	240,768
Other operating expenses	441,361	368,210	255,425	193,851	134,921
Provision for doubtful accounts	34,387	27,353	19,366	13,678	10,295
Depreciation and amortization	39,054	30,306	20,015	14,335	9,414
Interest expense	76,210	74,116	39,968	26,169	17,817
Other expenses	—	8,179	—	21,871	6,407

Total costs and expenses	1,535,401	1,302,009	895,040	647,666	419,622

Income from continuing operations before income taxes	168,464	122,022	97,444	41,742	27,769
Provision for income taxes	63,887	46,053	36,785	16,080	10,553

Income from continuing operations	$104,577	$75,969	$60,659	$25,662	$17,216

Net income attributable to PSI stockholders	$104,953	$76,208	$60,632	$27,154	$16,138

Basic earnings per share from continuing operations attributable to PSI stockholders	$1.88	$1.39	$1.15	$0.57	$0.57

Basic earnings per share attributable to PSI stockholders	$1.89	$1.40	$1.15	$0.61	$0.55

Shares used in computing basic earnings per share	55,408	54,258	52,953	44,792	29,140
Diluted earnings per share from continuing operations attributable to PSI stockholders	$1.85	$1.36	$1.12	$0.55	$0.49

Diluted earnings per share attributable to PSI stockholders	$1.87	$1.37	$1.12	$0.59	$0.48

Shares used in computing diluted earnings per share	56,267	55,447	54,169	46,296	35,146
     See Management’s Discussion and Analysis of Financial Condition and Results of Operations and Notes to Consolidated Financial Statements describing the reclassification from continuing operations to discontinued operations of the sale of our EAP business, the decision to make The Oaks Treatment Center and Nashville Rehabilitation Hospital available for sale, and the termination of one contract with a South Carolina juvenile justice agency. During 2008, we elected to sell one facility. Additionally, two contracts with a juvenile justice agency in Puerto Rico to manage inpatient facilities were terminated in 2008. During 2007, we elected to dispose of one facility. During 2006, we terminated three of our contracts to manage state-owned inpatient facilities and sold a therapeutic boarding school. These operations have been reclassified from continuing operations to discontinued operations.

Psychiatric Solutions, Inc.
Selected Financial Data (continued)
As of and for the Years Ended December 31,

	2008	2007	2006	2005	2004
	(In thousands, except operating data)
Balance Sheet Data:
Cash	$51,271	$39,970	$18,520	$54,533	$33,228
Working capital	245,377	157,555	103,287	138,843	44,791
Property and equipment, net	825,144	682,340	529,725	368,977	208,705
Total assets	2,505,990	2,179,504	1,581,746	1,176,131	498,342
Total debt	1,314,420	1,172,024	743,307	482,389	174,336
Stockholders’ equity	889,885	754,742	627,779	539,712	244,515

Operating Data:
Number of facilities at period end	91	86	70	54	33
Number of licensed beds	10,584	9,995	8,178	6,396	4,302
Admissions	163,968	138,835	106,489	76,795	49,165
Patient days	2,763,723	2,424,608	1,877,233	1,413,231	1,018,751
Average length of stay	17	17	18	18	21

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